Exhibit 99.1
For release: April 25, 2007

Contact:	Financial	Media
	Kevin L. Tate, CPA	Lorraine L. Kemmerer
	Chief Financial Officer	(610) 660-6815
	(610) 660-6813	lkemmerer@uaigroupinc.com
ktate@uaigroupinc.com
United America Indemnity, Ltd. Reports First Quarter 2007 Results
     George Town, Grand Cayman, Cayman Islands (April 25, 2007) — United America Indemnity, Ltd. (NASDAQ:INDM) today reported results for the first quarter of 2007.
     Selected financial data for the first quarter 2007 included:
•	A 26.7% increase in operating income to $22.4 million or $0.60 per diluted share, compared to $17.7 million or $0.48 per diluted share recorded in the first quarter of 2006.

•	A 27.1% increase in net income to $22.6 million or $0.60 per diluted share, compared to $17.8 million or $0.48 per diluted share in the first quarter of 2006.

•	A combined ratio of 90.1% compared to 91.5% in the first quarter of 2006.

•	A $42.8 million reduction in reinsurance receivables, net of collateral, to $296.8 million or 0.4 x shareholders’ equity at March 31, 2007.

•	A 3.4%, or $26.3 million, increase in book value to $789.6 million at March 31, 2007.

•	A 3.0% increase in book value per share to $21.13 at March 31, 2007.
United America Indemnity’s First Quarter 2007 Results
     United America Indemnity’s (the “Company’s”) operating income for the three months ended March 31, 2007 increased 26.7% to $22.4 million ($0.60 per diluted share), compared with $17.7 million ($0.48 per diluted share) for the same period in 2006.
     The Company’s net income for the three months ended March 31, 2007 increased 27.1% to $22.6 million ($0.60 per diluted share), compared with $17.8 million ($0.48 per diluted share) for the same period in 2006. Net income for the three months ended March 31, 2007 included $0.2 million of after-tax net realized investment gains, compared to $0.1 million of after-tax net realized investment gains in the corresponding period of 2006.
     The Company’s combined ratio, a key measure of insurance profitability, was 90.1% in the first quarter of 2007, compared with 91.5% in the same quarter of last year.
     Gross premiums written decreased 4.4% to $152.5 million in the current quarter from $159.6 million in the first quarter of 2006. Net premiums written decreased 0.9% to $134.1 million from $135.3 million in the first quarter of 2006.

     The Company ended the first quarter of 2007 with cash and invested assets of $1,716.8 million, an increase of $60.1 million, or 3.6%, from December 31, 2006. Net investment income for the first quarter was $18.9 million. This represented an increase of 37.9% compared to the same quarter in 2006 resulting from an increase in cash and invested assets as well as increased investment yields on both our fixed income portfolio as well as our cash and short term investments. Cash flow provided by operating activities in the first quarter of 2007 was $46.2 million, compared to $40.0 million in the first quarter of 2006.
     The ratio of reinsurance receivables net of collateral to shareholders’ equity was 0.4 at March 31, 2007 compared to 0.4 at December 31, 2006. Reinsurance receivables, net of collateral at March 31, 2007, decreased by 12.6% or $42.8 million to $296.8 million from $339.6 million on December 31, 2006. The aggregate amount of collateral securing the reinsurance receivables held by the Company was $651.9 million at March 31, 2007. Reinsurance receivables, gross of collateral at March 31, 2007, decreased 3.4% or $33.8 million, to $948.7 million from $982.5 million at December 31, 2006.
     United America Indemnity’s book value at March 31, 2007 of $789.6 million represents a 3.4% increase from the Company’s book value of $763.3 million on December 31, 2006. The Company’s book value per share increased 3.0% to $21.13 per share, compared to $20.52 per share at December 31, 2006. Book value per share at March 31, 2007 and December 31, 2006 is based on 37.4 million and 37.2 million, respectively, aggregate Class A and Class B common shares outstanding.
United America Indemnity’s First Quarter Gross and Net Premiums Written Results by Business Unit

	Quarter Ended March 31
	(Dollars in thousands)
	Gross Premiums Written		Net Premiums Written
	2007	2006	2007	2006
United America Insurance Group
Small Business	$80,616	$95,055	$75,679	$86,384
Programs	53,558	58,391	44,681	44,382
Specialty Wholesale	11,427	6,057	10,197	4,524

Total	145,601	159,503	130,557	135,290
Wind River	6,935	55	3,498	47

Total	$152,536	$159,558	$134,055	$135,337

United America Insurance Group: Gross premiums written and net premiums written decreased 8.7% and 3.5%, respectively, compared with the first quarter of 2006.
     Small Business — Gross premiums written and net premiums written decreased 15.2% and 12.4%, respectively, compared with the first quarter of 2006. The reduction in gross premiums written and net premiums written primarily resulted from a decrease in casualty premiums caused by increased competition from both surplus lines and standard carriers and the recent cancellation of business that did not meet our profitability standards.

     Programs - Gross premiums written decreased 8.3% and net premiums written increased 0.7% compared with the first quarter of 2006. The reduction in gross premiums written primarily related to a decrease in a program of 1st party business. Pricing and production relative to the Company’s remaining programs remained flat from a pricing and production perspective.
     Specialty Wholesale — Gross premiums written and net premiums written increased 88.7% and 125.4% respectively, compared with the first quarter of 2006. The increase in gross and net premiums written related primarily to growth in the Company’s property and allied health brokerage products.
Wind River Reinsurance Company, Ltd.: Gross premiums written and net premiums written increased $6.9 million and $3.5 million, respectively, compared with the first quarter of 2006. The increase in gross and net premiums written resulted from Wind River Reinsurance Company, Ltd. having entered into two third party reinsurance treaties effective January 1, 2007. During the first quarter of 2006, Wind River Reinsurance Company, Ltd. did not offer third party reinsurance products.
About United America Indemnity Group, Ltd.
     United America Indemnity, Ltd., through its several direct and indirect wholly owned subsidiary insurance Companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s principal operating subsidiaries include:
➢	United America Insurance Group, a provider of property and casualty products through the following three business units, all of which operate predominately in the excess and surplus lines marketplace;
o	Small Business, which distributes its product to small commercial businesses through a select network of general agents with specific binding authority;

o	Programs, which markets insurance products for targeted insured segments as well as specialty products, such as professional lines, through program administrators with specific binding authority;

o	Specialty Wholesale, which markets property, casualty, and professional liability products through wholesale brokers.
➢	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. website at www.uai.ky.

Teleconference and Webcast for Interested Parties
     Saul A. Fox, Chairman of the Board and Chief Executive Officer of United America Indemnity, Ltd., Robert M. Fishman, President and Chief Executive Officer of United America Insurance Group, and Kevin L. Tate, CPA, Chief Financial Officer of United America Indemnity, Ltd. will conduct a teleconference for interested parties on April 26, 2007 at 8:30 a.m. Eastern Time to discuss the first quarter 2007 results.
     The Company will release its earnings after the close of business on April 25, 2007 and prior to the teleconference.
     To participate in the teleconference, please telephone (800) 230-1085 (U.S. and Canada) or (612) 332-0335 (International) and you will be greeted by an operator. Please reference UAI First Quarter Earnings Release Call or reference Kevin Tate.
     The teleconference is being webcast by AT&T and can be accessed at the company’s website at www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://65.197.1.5/att/confcast, Conference ID#: 859982 and click GO.
     The teleconference will be available for replay beginning 12:00 p.m. on April 26, 2007 until 11:59 p.m. May 2, 2007. To listen to the replay, please telephone 800-475-6701 (U.S. and Canada) or 320-365-3844 (International) then enter 859982.
Forward-Looking Information
     This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
     The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity,

Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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Note: Tables Follow

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars and shares in thousands, except per share data)

	For the Three Months
	Ended March 31
	2007	2006
Gross premiums written	$152,536	$159,558

Net premiums written	$134,055	$135,337

Net premiums earned	$138,437	$135,430
Investment income, net	18,868	13,679
Net realized investment gains	225	43

Total revenues	157,530	149,152

Net losses and loss adjustment expenses	81,841	78,964
Acquisition costs and other underwriting expenses	42,882	44,988
Corporate and other operating expenses	3,564	4,258
Interest expense	2,905	2,720

Income before income taxes	26,338	18,222
Income tax expense	4,074	1,093

Net income before minority interest and equity in net income of partnership	22,264	17,129
Minority interests, net of tax	—	(4)
Equity in net income of partnership	170	532

Net income before discontinued operations	22,434	17,657
Discontinued operations, net of tax	159	121

Net income	$22,593	$17,778

Weighted average shares outstanding — basic	37,113	36,565

Weighted average shares outstanding — diluted	37,522	36,949

Net income per share — basic	$0.61	$0.49

Net income per share — diluted	$0.60	$0.48

Combined ratio analysis:
Loss ratio	59.1	58.3
Expense ratio	31.0	33.2

Combined ratio	90.1	91.5

Certain prior period amounts have been reclassified to conform to the 2007 presentation. Earnings per share includes results of discontinued operations. The presentation above is not in conformity with generally accepted accounting principles (GAAP) which requires earnings per share for discontinued operations to be disclosed separately.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of	As of
	March 31, 2007	December 31, 2006
ASSETS

Bonds:
Available for sale securities, at fair value (amortized cost: 2007 - $1,264,837 and 2006 - $1,253,016)	$1,261,604	$1,246,684
Preferred shares:
Available for sale securities, at fair value (cost: 2007 - $3,418 and 2006 - $3,991)	3,418	4,369
Common shares:
Available for sale securities, at fair value (cost: 2007 - $58,373 and 2006 - $57,351)	71,235	71,003
Other invested assets:
Available for sale securities, at fair value (cost: 2007 - $24,712 and 2006 - $24,712)	62,273	60,863

Total investments	1,398,530	1,382,919

Cash and cash equivalents	318,277	273,745
Accounts receivable	6,468	8,579
Agents’ balances	84,448	86,409
Reinsurance receivables	948,725	982,502
Accrued investment income	12,984	13,150
Deferred federal income taxes	10,665	12,661
Deferred acquisition costs	60,441	60,086
Goodwill	84,246	84,246
Intangible assets	23,276	23,528
Prepaid reinsurance premiums	36,237	38,335
Other assets	17,494	18,456

Total assets	$3,001,791	$2,984,616

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unpaid losses and loss adjustment expenses	$1,699,707	$1,702,010
Unearned premiums	276,787	283,265
Federal income taxes payable	3,299	379
Amounts held for the account of others	15,624	15,491
Ceded balances payable	17,421	16,235
Insurance premiums payable	1,433	1,797
Payable for securities	9,978	—
Contingent commissions	3,645	8,629
Senior notes payable	90,000	90,000
Junior subordinated debentures	61,857	61,857
Notes and loans payable	1,734	4,382
Other liabilities	30,750	37,301

Total liabilities	2,212,235	2,221,346

Shareholders’ equity:
Common shares, $0.0001 par value	4	4
Additional paid-in capital	516,386	515,357
Accumulated other comprehensive income	24,948	22,580
Retained earnings	248,218	225,329

Total shareholders’ equity	789,556	763,270

Total liabilities and shareholders’ equity	$3,001,791	$2,984,616

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME
(Dollars and shares in thousands, except per share data)

	For the Three Months
	Ended March 31
	2007	2006
Operating income	$22,446	$17,719

Adjustments:
Net realized investment gains, net of tax	147	59

Total after-tax adjustments	147	59

Net income	$22,593	$17,778

Weighted average shares outstanding — basic	37,113	36,565

Weighted average shares outstanding — diluted	37,522	36,949

Operating income per share — basic	$0.60	$0.48

Operating income per share — diluted	$0.60	$0.48

Note Regarding Operating Income
In managing its business and evaluating its performance, United America Indemnity’s management focuses on operating income (net income excluding after-tax net realized investment gains (losses)) as a more appropriate measure of the operations of the business. Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.